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COOPERS & LYBRAND



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Medcross, Inc. and subsidiaries on Form S-8 of our report dated
April 7, 1995, on our audits of the consolidated financial statements of Medcross, Inc. and Subsidiaries as of December 31, 1994, and for the years ended December 31, 1994 and 1993, which report is incorporated by reference in this Annual Report of Form 10-KSB.


                                    /s/ COOPERS & LYBRAND, L.L.P.

Tampa, Florida
March 1, 1996
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